UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2015

Date of Report (Date of earliest event reported)

il2m INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-176587	27-3492854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 West Olive Avenue Suite 810 Burbank, California	91505
(Address of principal executive offices)	(Zip Code)

(702) 726-0381

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

$100,000 Waiver and Release Agreement

On May 11, 2015, the Board of Directors of il2m International Corp., a Nevada corporation (the "Company") authorized the execution of that certain general release and waiver of debt (the "$100,000 Release Agreement") with il2m Global Ltd., a Belize corporation ("il2m Global"). The Company owed il2m Global an aggregate of $100,000.00 (the "Debt"), which Debt was evidenced in that certain convertible promissory note dated March 14, 2014 in the principal amount of $100,000.00 issued by the Company to il2m Global (the "$100,000 Convertible Note"), and which $100,000 Convertible Note was reflected on the Company's audited and/or reviewed financial statements filed with the Securities and Exchange Commission together with its annual and/or quarterly reports on Form 10-K and 10-Q, respectively.

Vartan Pilavjyan ("Pilavjyan") had simultaneously loaned il2m Global $100,000.00 for the purposes of providing working capital to the Company, which loan was evidenced by that certain promissory note dated March 14, 2014 in the principal amount of $100,000.00 issued by il2m Global to Pilavyjan (the "il2m Global Promissory Note"), which provided that in the event il2m Global was unable to repay the $100,000 on the demand date, il2m Global in its sole discretion without the consent of Pilavjyan would transfer to Pilavjyan 400,000 shares of common stock of the Company that il2m Global held of record. As of May 11, 2015, il2m Global has transferred the 400,000 shares of common stock of the Company held of record by il2m Global to Palavjyan and acknowledges that the il2m Global Promissory Note is deemed satisfied.

Therefore, il2m Global entered into the $100,000 Release Agreement with the Company.

$125,000 Waiver and Release Agreement

On May 11, 2015, the Board of Directors of il2m International Corp., a Nevada corporation (the "Company") authorized the execution of that certain general release and waiver of debt (the "Release Agreement") with il2m Global Ltd., a Belize corporation ("il2m Global"). The Company owed il2m Global an aggregate of $125,000.00 (the "Debt"), which Debt was evidenced in that certain convertible promissory note dated March 14, 2014 in the principal amount of $125,000.00 issued by the Company to il2m Global (the "$125,000 Convertible Note"), and which $125,000 Convertible Note was reflected on the Company's audited and/or reviewed financial statements filed with the Securities and Exchange Commission together with its annual and/or quarterly reports on Form 10-K and 10-Q, respectively.

Hovsep Karapetian ("Karapetian") had simultaneously loaned il2m Global $125,000.00 for the purposes of providing working capital to the Company, which loan was evidenced by that certain promissory note dated March 14, 2014 in the principal amount of $125,000.00 issued by il2m Global to Karapetian (the "il2m Global Promissory Note"), which provided that in the event il2m Global was unable to repay the $125,000 on the demand date, il2m Global in its sole discretion without the consent of Karapetian would transfer to Karapetian 500,000 shares of common stock of the Company that il2m Global held of record. As of May 11, 2015, il2m Global has transferred the 500,000 shares of common stock of the Company held of record by il2m Global to Karapetian and acknowledges that the il2m Global Promissory Note is deemed satisfied.

Therefore, il2m Global entered into the $125,000 Release Agreement with the Company.

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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 11, 2015, the Board of Directors of the Company authorized the execution of that waiver and release agreement dated May 11, 2015 (the "$100,000 Release Agreement") between il2m Global and the Company relating to the $100,000 Convertible Note. Based on the transfer of shares by il2m Global to Pilavjyan, il2m Global has waived the $100,000 Convertible Note and released the Company from any and all obligations under the $100,000 Convertible Note.

On May 11, 2015, the Board of Directors of the Company authorized the execution of that waiver and release agreement dated May 11, 2015 (the "$125,000 Release Agreement") between il2m Global and the Company relating to the $125,000 Convertible Note. Based on the transfer of shares by il2m Global to Karapetian, il2m Global has waived the $125,000 Convertible Note and released the Company from any and all obligations under the $125,000 Convertible Note.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	Waiver and Release Agreement dated May 11, 2015 between il2m International Corp. and il2m Global Ltd.

10.02	Waiver and Release Agreement dated May 11, 2015 between il2m International Corp. and il2m Global Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

il2m INTERNATIONAL CORP.

DATE: May 13, 2015	/s/ Sarkis Tsaoussian
Sarkis Tsaoussian
President/Chief Executive Officer

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